                         HEALTHCARE SERVICES GROUP, INC.
               REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED
                    SEPTEMBER 30, 2004 AND DIVIDEND INCREASE

   o QUARTERLY NET INCOME UP 33% OVER 2003 QUARTER ON 17% INCREASE IN REVENUES

   o NINE MONTH PERIOD NET INCOME UP 32% ON AN 18% INCREASE IN REVENUES

   o QUARTERLY CASH DIVIDEND RAISED 14% OVER 2004 SECOND QUARTER PAYMENT AND 60% OVER 2003 THIRD QUARTER PAYMENT

Bensalem, PA - October 19, 2004, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2004 increased by over 17% to $112,324,000 compared to $95,878,000 for the same 2003 period. Net income increased 33% for the three months ended September 30, 2004 to $3,724,000 or $.21 per basic and $.20 per diluted common share, compared to the 2003 third quarter net income of $2,803,000 or $.16 per basic and diluted common share. The earnings per common share data has been adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004.

         Revenues for the nine months ended September 30, 2004 increased by over 18% to $329,435,000 compared to $278,215,000 for the same 2003 period. Net income for the nine months ended September 30, 2004 increased by 32% to $10,572,000 or $.61 per basic and $.57 per diluted common share compared to the 2003 nine month period net income of $8,010,000 or $.47 per basic and $.45 per diluted common share.

         Our Board of Directors has declared a quarterly dividend of $.08 per common share, payable on November 12, 2004 to shareholders of record at the close of business October 29, 2004. This represents a 14% increase over the dividend declared for the 2004 second quarter and is the sixth consecutive quarterly dividend payment, as well as the fifth consecutive increase since the Company initiated a quarterly dividend payment on September 29, 2003.

Earnings Release                                                October 19, 2004
Page 2

FORWARD LOOKING STATEMENTS/RISK FACTORS

Certain matters discussed include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 20% of 2004 nine month period revenues; our claims' experience related to workers' compensation and general liability insurance; the effects of changes in laws and regulations governing the industry and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003 in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected

Earnings Release                                                October 19, 2004
Page 3

if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at the various operational levels of the Company. Furthermore, we believe that its ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

                         HEALTHCARE SERVICES GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                              September 30, 2004     December 31, 2003
                                                              ------------------     -----------------
Cash and cash equivalents                                     $   71,190,000           $   64,181,000
Accounts receivable, net                                          57,293,000               58,145,000
Other current assets                                              16,878,000               15,785,000
                                                              --------------           --------------
  Total current assets                                           145,361,000              138,111,000

Property and equipment, net                                        4,836,000                4,612,000
Notes receivable- long term, net                                   4,683,000                7,904,000
Deferred compensation funding                                      3,550,000                2,847,000
Other assets                                                       6,185,000                4,854,000
                                                              --------------           --------------

                                                              $  164,615,000           $  158,328,000
                                                              ==============           ==============




Accrued insurance claims- current                             $    3,982,000           $    2,979,000
Other current liabilities                                         18,836,000               21,717,000
                                                              --------------           --------------
  Total current liabilities                                       22,818,000               24,696,000

Accrued insurance claims- long term                                9,335,000                8,937,000
Deferred compensation liability                                    4,531,000                3,497,000
Stockholders' equity                                             127,931,000              121,198,000
                                                              --------------           --------------

                                                              $  164,615,000           $  158,328,000
                                                              ==============           ==============

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                  For the Three Months Ended
                                                                        September 30,
                                                                    2004              2003
                                                               -------------      ------------
Revenues                                                       $ 112,324,000      $ 95,878,000
Operating costs and expenses:
   Cost of services provided                                      98,644,000        84,348,000
   Selling, general and administrative                             7,967,000         7,413,000
Other income:
    Investment and interest income                                   293,000           369,000
                                                               -------------      ------------
Income before income taxes                                         6,006,000         4,486,000
Income taxes                                                       2,282,000         1,683,000
                                                               -------------      ------------
Net income                                                     $   3,724,000      $  2,803,000
                                                               =============      ============

Basic earnings per common share                                $         .21      $        .16
                                                               =============      ============

Diluted earnings per common share                              $         .20      $        .16
                                                               =============      ============

Cash dividends per common share                                $         .07      $        .04
                                                               =============      ============
Basic weighted average number of
     common shares outstanding                                    17,393,200        17,109,626
                                                               =============      ============

Diluted weighted average number of
     common shares outstanding                                    18,346,738        17,894,141
                                                               =============      ============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                  For the Nine Months Ended
                                                                        September 30,
                                                                    2004                2003
                                                               -------------      --------------
Revenues                                                       $ 329,435,000      $  278,215,000
Operating costs and expenses:
   Cost of services provided                                     289,432,000         244,675,000
   Selling, general and administrative                            23,743,000          21,285,000
Other income:
    Investment and interest income                                   792,000             759,000
                                                               -------------      --------------
Income before income taxes                                        17,052,000          13,014,000
Income taxes                                                       6,480,000           5,004,000
                                                               -------------      --------------
Net income                                                     $  10,572,000      $    8,010,000
                                                               =============      ==============

Basic earnings per common share                                $         .61      $          .47
                                                               =============      ==============

Diluted earnings per common share                              $         .57      $          .45
                                                               =============      ==============

Cash dividends per common share                                $         .18      $          .04
                                                               =============      ==============
Basic weighted average number of
     common shares outstanding                                    17,453,185          16,978,541
                                                               =============      ==============

Diluted weighted average number of
     common shares outstanding                                    18,416,779          17,661,516
                                                               =============      ==============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on March 1, 2004